EXHIBIT 10.09


                       FIRST AMENDMENT
                             TO
               MERIDIAN INSURANCE GROUP, INC.
             1996 EMPLOYEE INCENTIVE STOCK PLAN

As of December 3, 1997, the 1996 Employee Incentive Stock
Plan is hereby amended to add the following sentence as the last sentence of Section 4.1:

     The number of shares of Meridian Stock which may be granted under the Plan to any one Key Employee during any calendar year under all forms of Awards shall not exceed 500,000.


                      SECOND AMENDMENT
                             TO
               MERIDIAN INSURANCE GROUP, INC.
             1996 EMPLOYEE INCENTIVE STOCK PLAN

As of March 18, 1998, the 1996 Employee Incentive Stock Plan is hereby amended as follows:

1. Section 5.6(a) and 5.6(b) are deleted and replaced by the following new Section 5.6(a):

     (a) If a Participant shall cease to be employed by a Company in the Meridian Group for any reason other than death, any Options of such Participant shall expire and any right thereunder shall terminate immediately unless the Participant obtains the written consent of the President of the Company (or the President's delegate) to retain such Options. Subject to the President's consent to retain the Option, the Participant may exercise an Option at any time within three years after such termination, to the extent of the number of shares covered by such Option which were purchasable at the date of such termination; provided, however, that an Option shall be so exercisable only until the earlier of the expiration of such three-year period, the expiration date of such Option, or the termination date contained in the terms and conditions of any Stock
          Option Agreement.

2.  Section 5.6(c) is hereby relabeled as Section 5.6(b).